Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2017, relating to the balance sheet of Invitation Homes Inc. appearing in the Annual Report on Form 10-K of Invitation Homes Inc. for the fiscal year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Dallas, Texas

November 16, 2017